UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant [X]	Filed by a Party other than the Registrant [ ]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement – 2011 Annual Meeting of Shareholders
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

TEAM, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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200 Hermann Drive
Alvin, Texas 77511
(281) 331-6154
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SUPPLEMENT TO PROXY STATEMENT
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EXPLANATORY NOTE

This supplement (this “Supplement”) includes information not included in the definitive proxy statement (the “Proxy Statement”) of Team, Inc. (“Team” or the “Company”), as originally filed with the Securities and Exchange Commission on August 26, 2011, describing the matters to be voted upon at Team’s annual meeting of shareholders to be held on September 29, 2011.  The “Comparison of Shareholder Rights Before and After the Reincorporation” section under “PROPOSAL SIX - APPROVAL OF REINCORPORATION IN DELAWARE” is supplemented with information as set forth below.  This Supplement should be read in conjunction with the Proxy Statement and its appendices.

SUPPLEMENTAL INFORMATION

Labor Contract Statutes

Texas

Texas law does not contain a provision addressing the protection of employees in the event of a merger, consolidation, sale of assets or business combination.

Delaware

Delaware law contains a provision designed to protect employees after a merger, consolidation, sale of assets or business combination by requiring that no collective bargaining or employment contract be terminated or impaired prior to the business combination, unless agreed upon by all parties to the contract.

In anticipation of the potential reincorporation to Delaware, the Company’s Corporate Governance Principles have been amended to include the language set forth below:

“Treatment of Labor Contract Statutes

The Company will not enter into any employment contracts that cover, or collective bargaining agreements that include, employees providing services in or based in the State of Delaware, unless any such contract or agreement provides that the parties agree to a termination of the contract or agreement upon a business combination.”

To view or download the Company’s Corporate Governance Principles in their entirety, please visit Team’s website at www.teamindustrialservices.com on the “Investors” page under “Governance”.  A copy is also available to shareholders free of charge on written request to the Company’s Secretary at: Team, Inc., Attention: André C. Bouchard, Corporate Secretary, 200 Hermann Drive, Alvin, Texas 77511.

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This Supplement to the Proxy Statement provides solely the information described above. There are no other changes to the Proxy Statement.